EXHIBIT 32.1

Section 906 Certification

The following statement is provided by the undersigned to accompany the Annual Report on Form 10-K for the period ended March 31, 2005 pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and shall not be deemed filed pursuant to any provision of the Securities Exchange Act of 1934 or any other securities law.

Each of the undersigned certifies that the foregoing Annual Report on Form 10-K fully complies with the requirements of Section 13(a), or 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m) and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Sensus Metering Systems (Bermuda 2) Ltd. and Sensus Metering Systems Inc.

	/s/ Daniel W. Harness		/s/ Peter Mainz
Name:	Daniel W. Harness	Name:	Peter Mainz
Title:	Chief Executive Officer and President	Title:	Chief Financial Officer
Company:	Sensus Metering Systems (Bermuda 2) Ltd. and Sensus Metering Systems Inc.	Company:	Sensus Metering Systems (Bermuda 2) Ltd. and Sensus Metering Systems Inc.
Date:	June 21, 2005	Date:	June 21, 2005